EXHIBIT 4.2

                CARVER BANCORP, INC. MANAGEMENT RECOGNITION PLAN
                              PLAN SHARE AGREEMENT

                                                           -          -
----------------------------------------------        -----  ---------  --------
               NAME OF PARTICIPANT                    SOCIAL SECURITY NUMBER


--------------------------------------------------------------------------------
                                 STREET ADDRESS

-------------------------------  -----------------------  ----------------------
            CITY                       STATE                       ZIP CODE

This Plan Share Agreement is intended to set forth the terms and conditions on which a Plan Share Award consisting of restricted stock has been granted under the Carver Bancorp, Inc. Management Recognition Plan ("Plan"). Set forth below are the specific terms and conditions applicable to this Plan Share Award. Attached as Appendix A are the general terms and conditions of this Plan Share Award.

================================================================================
     Plan Share Award Terms            (A)             (B)             (C)
================================================================================
                     Grant Date:
--------------------------------------------------------------------------------
        Class of shares awarded*     Common           Common          Common
--------------------------------------------------------------------------------
          No. of shares awarded*
--------------------------------------------------------------------------------
                   Vesting Date*
================================================================================

* SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND CONDITIONS SET FORTH IN APPENDIX A.

By signing where indicated below, Carver grants this Plan Share Award upon the terms and conditions specified in this Plan Share Agreement, and the Participant acknowledges receipt of this Plan Share Agreement, including Appendix A, and agrees to observe and be bound by the terms and conditions set forth herein.

CARVER BANCORP, INC.                        PARTICIPANT

By:
   ----------------------------------       ---------------------------------
   NAME:                                    NAME:
TITLE:

================================================================================
INSTRUCTIONS: This page should be completed by or on behalf of the Committee. Any blank space intentionally left blank should be crossed out. A Plan Share Award consists of a number of shares of restricted stock with uniform terms and conditions. Where Plan Share Awards are granted on the same date with varying terms and conditions (for example, varying vesting dates), the Plan Share Awards should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                     APPENDIX A
                                                                     ----------
                CARVER BANCORP, INC. MANAGEMENT RECOGNITION PLAN
                              PLAN SHARE AGREEMENT
                              --------------------

                          GENERAL TERMS AND CONDITIONS

                  SECTION 1. OWNERSHIP OF SHARES. The shares of Common Stock, par value $.01 per share, of Carver Bancorp, Inc. covered by this Plan Share Award that are purchased prior to their distribution to you will be held in trust by the Trustee of the Plan, for your benefit until such time as they are distributed to you or, if earlier, until you forfeit your rights to the Plan Shares.

                  SECTION 2. VESTING. The Plan Shares shall become vested and available for distribution to the Participant as of the specified vesting date(s); PROVIDED, HOWEVER, that in the event that a Participant granted Plan Shares hereunder ceases to be an Employee due to death or Disability prior to a vesting date, any Plan Shares granted to such Participant that have not previously become vested shall be deemed vested as of the date of such Participant"s death or Disability; AND, PROVIDED FURTHER, that the Plan Shares shall become vested and available for distribution on the effective date of any Change in Control or Pending Change in Control.

                  SECTION 3. FORFEITURES. In the event that a Participant ceases to be an Employee prior to a vesting date for any reason other than a termination of service following death or Disability, any Plan Shares granted to such Participant that have not previously become vested shall be forfeited. Following such a forfeiture, the Participant will have no rights whatsoever with respect to the Plan Shares forfeited.

                  SECTION 4. DIVIDENDS. At the time the Plan Shares are paid to a Participant, any cash dividends declared and paid with respect to Plan Shares granted hereunder that have not been forfeited, along with any net earnings with respect thereto, shall be paid to the Participant in cash. In addition, the Participant shall be granted a number of shares of Common Stock equal to the stock dividends declared and paid with respect to Plan Shares granted hereunder that have not been forfeited. No fractional shares shall be distributed.

                  SECTION 5. VOTING RIGHTS. All shares of Common Stock held by the trust established for the Management Recognition Plan, whether or not subject to a Plan Share Award, shall be voted by the Trustee in the same proportion as the trustee of Carver"s Employee Stock Ownership Plan ("ESOP") votes Common Stock held in the ESOP trust, and in the absence of any such voting, shall be voted in the manner directed by the Board of Directors.

                  SECTION 6. DISTRIBUTION UPON VESTING. As soon as practicable following the date any Plan Shares granted hereunder become vested pursuant to
Section 2 of this Agreement, Carver will issue to the Participant, or his or her Beneficiary entitled to such Plan Shares, a stock certificate evidencing ownership of the shares. Any additional shares attributable to stock dividends paid with respect to the Plan Shares then being distributed pursuant to this
Section 6 shall also be distributed and shall be evidenced by such stock certificate. No fractional shares shall be distributed.

                  SECTION 7. REGISTRATION OF SHARES. Carver"s obligation to deliver shares pursuant to this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or his or her Beneficiary to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the shares or upon the occurrence of any other event eliminating the necessity of such representation. Carver shall not be required to deliver any shares under the Plan prior to (a) the admission of such shares to listing on any stock exchange on which shares may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

                  SECTION 8. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement, nor any action of the Board or Committee with respect to this Agreement, shall be held or construed to confer upon the Participant any right to a continuation of employment by Carver or Carver Federal Savings Bank. The Participant may be dismissed or otherwise dealt with as though this Agreement had not been entered into.

                  SECTION 9. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is personally delivered or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other:

                  (a) If to the Committee:

                      Carver Bancorp, Inc.
                      75 West 125th Street
                      New York, New York  10027

                      Attention:  Compensation Committee of Carver Bancorp, Inc.

                  (b) If to the Participant, to his or her address as shown in Carver"s personnel records.

                  SECTION 10. NO ASSIGNMENT. Prior to vesting, the Plan Shares granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such Plan Shares be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall they be transferable by the Participant other than by will or by the laws of descent and distribution. During the Participant"s lifetime, the Plan Shares shall be distributable only to the Participant. This Section 10 shall not prohibit the Participant from designating, in the form attached hereto as Appendix B, a Beneficiary or Beneficiaries to receive his or her Plan Shares in the event of such Participant"s death prior to vesting and distribution.

                  SECTION 11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon Carver and the Participant and their respective heirs, successors and assigns.

                  SECTION 12. CONSTRUCTION OF LANGUAGE. Whenever appropriate in this Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

                  SECTION 13. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States of America.

                  SECTION 14. AMENDMENT. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Participant and Carver.

                  SECTION 15. PLAN PROVISIONS CONTROL. This Agreement, and the rights and obligations created hereunder, shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, the Participant acknowledges receipt of a copy of the Plan.

                  SECTION 16. LEGAL MATTERS. The Plan Share Award made to the Participant is a form of contingent compensation that involves publicly traded securities. As such, there are certain federal, state and local tax and securities laws that may apply. In particular, the Participant may be liable for the payment of federal, state and local income taxes with respect to the value of the Plan Shares granted or distributed to the Participant under the Plan; the Participant may have to report beneficial ownership of such shares (even while held by the Trustee) to the appropriate securities regulators; and acceptance of legal ownership of such shares or subsequent disposition of them may be subject to limitations under applicable securities laws. The Participant should consult with, and rely upon, his or her own legal counsel regarding the application of such laws.

                  SECTION 17. ACCEPTANCE BY THE PARTICIPANT. By executing this Agreement and returning a fully executed copy hereof to the Committee at the address specified in Section 9, the Participant signifies acceptance of the terms and conditions of this Plan Share Award.

                                                                     APPENDIX B
                CARVER BANCORP, INC. MANAGEMENT RECOGNITION PLAN
                             BENEFICIARY DESIGNATION

--------------------------------------------------------------------------------
                     IMPORTANT INFORMATION AND INSTRUCTIONS
                              PLEASE READ CAREFULLY

Use this form to designate the Beneficiary(ies) to receive your right to receive shares of common stock ("Shares") of Carver Bancorp, Inc. ("Carver") pursuant to a Plan Share Award granted to you under the Carver Bancorp, Inc. Management Recognition Plan ("Plan") if you should die before receiving a distribution of such shares. You should give your Beneficiary(ies) a copy of this completed form.

This Beneficiary Designation should be completed and personally delivered or mailed by registered or certified mail, return receipt requested, to Carver Bancorp, Inc., 75 West 125th Street, New York, New York 10027, Attention: Human Resources Department of Carver Federal Savings Bank. The effective date of the designations made herein will be the date this Beneficiary Designation is received by the Human Resources Department of Carver Federal Savings Bank. Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan. This Beneficiary Designation is subject to all of the terms and conditions of the Plan.
--------------------------------------------------------------------------------

1. DESIGNATION. [COMPLETE SECTIONS 1(A) AND 1(B). WRITE IN ALL OF THE INFORMATION REQUESTED. IF NO PERCENTAGE INTERESTS ARE SPECIFIED, EACH BENEFICIARY IN THE SAME CLASS OF BENEFICIARIES (PRIMARY OR CONTINGENT) WILL HAVE AN EQUAL INTEREST. IF ANY DESIGNATED BENEFICIARY PREDECEASES YOU, THE INTERESTS OF EACH OF THE REMAINING BENEFICIARIES IN THE SAME CLASS (PRIMARY OR CONTINGENT) SHALL BE INCREASED PROPORTIONATELY.]

     (a) PRIMARY BENEFICIARY(IES). I hereby name the following person or persons as my primary Beneficiary(ies) to receive the Shares granted to me pursuant to my Plan Share Award on ______________ under the Plan, if I should die before exercising such Shares. I reserve the right to change or revoke this designation at any time prior to my death without the consent of any person.

                Name and Address                     Social Security Number        Relationship           Date of       Percentage
                                                                                                           Birth         Interest
                                                             -      -
-----------------------------------------------     -------- ------ --------       -------------        ----------      ----------

-----------------------------------------------
                                                             -      -
-----------------------------------------------     -------- ------ --------       -------------        ----------      ----------

-----------------------------------------------

     (b) CONTINGENT BENEFICIARY(IES). I hereby designate the following person or persons as my contingent Beneficiary(ies) to receive the Shares described above if all of my primary Beneficiary(ies) designated in
           Section 1(a) above should die before me or before such amounts are distributed. I reserve the right to change or revoke this designation at any time prior to my death without the consent of any person:

                Name and Address                     Social Security Number        Relationship           Date of       Percentage
                                                                                                           Birth         Interest
                                                             -      -
-----------------------------------------------     -------- ------ --------       -------------        ----------      ----------

-----------------------------------------------
                                                             -      -
-----------------------------------------------     -------- ------ --------       -------------        ----------      ----------

-----------------------------------------------

2. EFFECTIVENESS OF DESIGNATION. I understand that the Beneficiary designations made on this form shall be effective only if this form is properly completed and received by the Human Resources Department of Carver Federal Savings Bank prior to my death. I also understand that an effective Beneficiary designation revokes all previous designations and that this designation is subject to all of the terms and conditions of the Plan.

     Signature:                                             Date:
               ---------------------------------------------     --------------


ADDRESS:
               --------------------------------------------------

*  *  * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SENIOR HUMAN RESOURCES OFFICER OF CARVER FEDERAL SAVINGS BANK (ON BEHALF OF THE COMMITTEE)

     Received [CHECK ONE]: / / By Hand    / / By Mail

     By                                            Date of Receipt:
        -------------------------------------------                ----------
                     Authorized Signature


                                      -1-